ARTICLES OF INCORPORATION
                                       OF
                              AIDA INDUSTRIES, INC.


                                    ARTICLE I
                                 CORPORATE NAME

                         The Name of the Corporation is:

                              AIDA INDUSTRIES, INC.

                                   ARTICLE II
                             PURPOSE OF THE BUSINESS

         The Corporation may engage in or transact any or all activity permitted under the laws of the United States and of the State of Florida.

                                   ARTICLE III
                                  CAPITAL STOCK

         The Corporation is authorized to issue and have outstanding at any one time an aggregate number of One Hundred (100) shares of one class of common stock having a par value of One Dollar ($1.00) per share. The consideration to be paid for each share of stock shall be fixed by the Board of Directors.
                                   ARTICLE IV
                                PREEMPTIVE RIGHTS

         All  shareholders  of  the  Corporation   shall  be  vested  with  full
preemptive rights.

                                    ARTICLE V
                            INITIAL REGISTERED AGENT
                          AND INITIAL REGISTERED OFFICE

     The Corporation's Initial Registered Agent and Registered Office in the State of Florida are:

INITIAL  REGISTERED  AGENT:  Stephen  S.  Nuell

INITIAL REGISTERED OFFICE:   2319 West Flagler Street
                             Miami, Florida 33135

                           ACKNOWLEDGMENT AND CONSENT
                               OF REGISTERED AGENT

         Having been named Initial Registered Agent to accept Service of process on the Corporation at the Initial Registered Office designated in these Articles of Incorporation, I hereby accept such status and consent to act in this capacity and agree to comply with all the requirements of law pertaining thereto.

                                                     /s/ Stephen S. Nuell
                                                     STEPHEN S. NUELL

                                   ARTICLE VI
                           INITIAL BOARD OF DIRECTORS

         The number of Directors constituting the initial Board of Directors of the Corporation is two (2).
                                   ARTICLE VII
                                INITIAL DIRECTORS

         The names and addresses of the members of the Initial Board of Directors are:

                STEPHEN S. NUELL                       ROBERT HEDEMAN
                2319 West Flagler Street               7840 Camino Real
                Miami, Florida   33135                 Miami, Florida   33143


                                  ARTICLE VIII
                                  INCORPORATOR

         The name and address of the Incorporator executing these Articles of Incorporation is:

INCORPORATOR:

                           STEPHEN S. NUELL
                           2319 West Flagler Street
                           Miami, Florida   33135


                                                     By: /s/ Stephen S. Nuell
                                                           STEPHEN S. NUELL
                                                           Incorporator

STATE OF FLORIDA  )
                  ) ss.
COUNTY OF DADE    )


         BEFORE ME, personally appeared STEPHEN S. NUELL, to me well known and known to me to be the person described in and who executed the foregoing instrument and acknowledges to and before me that he executed said instrument for the purpose therein expressed.

         WITNESS my hand and official seal this 16th day of August 1984.


                                                     /s/ illegible
                                                     Notary Public

My Commission Expires:

                              ARTICLES OF AMENDMENT
                                       TO
                              AIDA INDUSTRIES, INC.

         THE UNDERSIGNED, being the sole director and president of AIDA Industries, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is AIDA Industries, Inc.

                                   ARTICLE II
                                     PURPOSE

         The Corporation shall be organized for any and all purposes authorized under the laws of the state of Florida.

                                   ARTICLE III
                               PERIOD OF EXISTENCE

         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                                     SHARES

         The capital stock of this corporation shall consist of 50,000,000 shares of common stock, $.001 value.

                                    ARTICLE V
                                PLACE OF BUSINESS

         The address of the principal place of business of this corporation in the State of Florida shall be 7695 SW 104th Street, Suite 210, Miami, FL 33156. The Board of Directors may at any time and from time to time move the principal office of this corporation.

                                   ARTICLE VI
                             DIRECTORS AND OFFICERS

         The business of this corporation shall be managed by its Board of Directors. The number of such directors shall not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

                                   ARTICLE VII
                           DENIAL OF PREEMPTIVE RIGHTS

         No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

                                   ARTICLE IX
                                  SHAREHOLDERS

         9.1. Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

         9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

         9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.

         9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

                                    ARTICLE X
             LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this Corporation's expense, policies of insurance.

                                   ARTICLE XI
                                    CONTRACTS

         No contract or other transaction between this Corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this Corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on July 20, 1998 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on July 20, 1998.




/s/ Eric P. Littman
Eric P. Littman, Sole Director

         The foregoing instrument was acknowledged before me on July 20, 1998, by Eric P. Littman, who is personally known to me.


                                                     /s/ Isabel J. Cantera
                                                     Notary Public

My Commission Expires:  February 25, 1999

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              AIDA INDUSTRIES, INC.

         Pursuant to the provisions of Section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST:   Amendment adopted:

Article I is hereby amended to read as follows:

         The name of this corporation is Shopping Sherlock, Inc.

SECOND:  There is no change to the capital of the corporation.

THIRD:   This amendment was adopted on March 12, 1999.

FOURTH: The amendment was approved by the shareholders. The number of votes cast for the amendment was sufficient for approval.


Signed this 12th day of March, 1999.  /s/ John Jones
                                      John Jones, President

                                      Prepared by: Alixe B. Cormick
                                                   Barrister & Solicitor
                                                   Venture Law Corporation
                                                   #618 - 688 W. Hastings Street
                                                   Vancouver, BC  V6L 3E3
                                                   Tel:     (604) 659-9188
                                                   Fax:     (604) 659-9178

                                 NOTARY WITNESS

         On March 12, 1999, personally appeared before me, a Solicitor, John Jones, President of Aida Industries, Inc., who acknowledged that he executed the above instrument.




                                     /s/ A.R. Jays
                                     Solicitor